Exhibit 5

                             McDermott, Will & Emery
                              227 W. Monroe Street
                          Chicago, Illinois 60606-5096


                                  July 7, 2000

Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445

Ladies and Gentlemen:

         We have acted as counsel for Office Depot, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of an aggregate of 18,000,000 additional shares of the Company's Common Stock, $.01 par value (the "Common Stock"), of which 16,000 ,000 additional shares may be issued pursuant to the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Incentive Plan") and 2,000,000 additional shares may be issued pursuant to the Office Depot, Inc. Employee Stock Purchase Plan (the "ESPP").

         We have examined or considered:

         1. A copy of the Company's Restated Certificate of Incorporation, as amended;

         2.       A copy of the By-Laws of the Company, as currently in effect;

         3. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the additional shares of Common Stock which may be issued pursuant to the Incentive Plan and the ESPP, respectively; and

         4.       A copy of the Incentive Plan and the ESPP.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         We are of the opinion that the Common Stock, when issued pursuant to and in accordance with the terms of the Incentive Plan or the ESPP, as the case may be, and against payment of the purchase price therefor as provided for in the respective plans, will be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                                     Yours very truly,


                                                     /s/ McDermott, Will & Emery
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